UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________________________________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2017
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OPTINOSE, INC.
(Exact Name of Registrant as Specified in its Charter)
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DELAWARE	001-38241	42-1771610
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1020 Stony Hill Road, Suite 300
Yardley, Pennsylvania 19067
(Address of principal executive offices and zip code)

(267) 364-3500
(Registrant’s telephone number, including area code)
(Former name or former address, if changed from last report)
____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement

Note Purchase Agreement

On December 29, 2017 (the “Closing Date”), OptiNose, Inc. (the “Company”) and its subsidiaries, OptiNose US, Inc. (the “US Issuer”) and OptiNose AS (the “Norwegian Issuer” and together with the US Issuer, the “Issuers”), entered into a Note Purchase Agreement (the “Note Purchase Agreement”), among the Issuers, the Company and certain of its subsidiaries, as guarantors, Athyrium Opportunities III Acquisition LP, as collateral agent (the “Collateral Agent”), and the purchasers party thereto from time to time (the “Purchasers”), providing for the issuance of up to $100 million of senior secured notes (the “Notes”). The Note Purchase Agreement provides for $75 million of the Notes to be issued on the Closing Date, of which $50 million were issued by the Norwegian Issuer and $25 million were issued by the US Issuer. The remaining $25 million of Notes (the “Delayed Draw Notes”) may be issued by the US Issuer and sold to the Purchasers between April 1, 2019 and August 14, 2019, subject to the Company and its consolidated subsidiaries achieving trailing four quarter net revenues (as calculated pursuant to the terms of the Note Purchase Agreement) of $15 million and a pro forma ratio of total debt to trailing four quarter net revenues not exceeding 6.50 to 1.00.

The unpaid principal amount under the Notes is due and payable on June 29, 2023 (the “Maturity Date”). The proceeds of the Notes will be used to provide ongoing working capital for the Company to support the launch and commercialization of XHANCE (fluticasone propionate) nasal spray, 93 mcg, as well as for general corporate purposes.

The Notes bear interest at a per annum rate of three-month LIBOR rate (subject to a 1.0% floor) plus 9.0%. The Issuers are required to make quarterly interest-only payments until the Maturity Date. In addition, the Issuers paid an upfront fee of 1% of the aggregate principal amount of the Notes on the Closing Date. The Company is also required to pay an exit fee of 2% of any principal payments (whether mandatory, voluntary or at maturity) made throughout the term of the Note Purchase Agreement.

Subject to certain exceptions, the Issuers are required to make mandatory prepayments of the Notes, with the proceeds of assets sales extraordinary receipts and prohibited debt issuances and upon the occurrence of a change of control. In addition, the Issuers may make voluntary prepayments of the Notes, in whole or in part. All mandatory and voluntary prepayments of the Notes are subject to the payment of prepayment premiums as follows: (i) if prepayment occurs prior to the second anniversary of the applicable date of issuance, an amount equal to the amount by which (a) the present value of 102% of the principal prepaid plus all interest that would have accrued on such principal through such second anniversary exceeds (b) the amount of principal prepaid, (ii) if prepayment occurs on or after the second anniversary of the applicable date of issuance but prior to the third anniversary of such issuance, an amount equal to 2% of the principal prepaid, and (iii) if prepayment occurs on or after the third anniversary of the applicable date of issuance but prior to the fourth anniversary of such issuance, an amount equal to 1% of the principal prepaid. No prepayment premium is due on any principal prepaid after the fourth anniversary of the applicable date of issuance of any Notes.

The Company and certain of its existing and future domestic and foreign subsidiaries, including the US Issuer (the “Norwegian Guarantors”), are required to guarantee the obligations of the Norwegian Issuer under the Note Purchase Agreement, including the Notes. The obligations of the Norwegian Issuer under the Note Purchase Agreement and the guarantee of such obligations by the Norwegian Guarantors are secured by a pledge of substantially all of their assets. In addition, the Company and its existing and future domestic subsidiaries that are Norwegian Guarantors (other than the US Issuer) (the “US Guarantors”), are also required to guarantee the obligations of the US Issuer under the Note Purchase Agreement, including the Notes. The obligations of the US Issuer under the Note Purchase Agreement and the guarantee of such obligations by the US Guarantors are secured by a pledge of substantially all of their assets.

The Note Purchase Agreement contains affirmative and negative covenants customary for financings of this type, including limitations on the Company’s and its subsidiaries’ ability, among other things, to incur additional debt, grant or permit additional liens, make investments and acquisitions, merge or consolidate with others, dispose of assets, pay dividends and distributions, repay junior indebtedness and enter into affiliate transactions, in each case, subject to certain exceptions. In addition, the Note Purchase Agreement contains financial covenants requiring the Company to maintain at all times (i) at least $10 million of cash and cash equivalents and (ii) following the issuance of the Delayed Draw Notes or upon entering into certain exclusive licenses of XHANCE (fluticasone propionate) n asal spray, 93 mcg, a total debt to trailing four quarter net revenue ratio of not more than 6.50 to 1.00 initially, and thereafter declining quarterly by equal half-steps to a ratio of not more than 3.00 to 1.00.

The Note Purchase Agreement also contains representations and warranties of the Company, the Issuers and the guarantors, customary for financings of this type. In addition, such representations and warranties (i) are intended not as statements of fact, but rather as a way of allocating the risk between the parties to the Note Purchase Agreement, (ii) have been qualified by reference to confidential disclosures made by the parties in connection with the Note Purchase Agreement and (iii) may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company. Accordingly, the Note Purchase Agreement is included with this filing only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Note Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The Note Purchase Agreement also includes events of default customary for financings of this type, in certain cases subject to customary periods to cure, following which the Purchasers may accelerate all amounts outstanding under the Notes.

The foregoing description of the Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Purchase Agreement, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 8.01 Other Events

On January 2, 2018, the Company issued a press release announcing the transactions contemplated by the Note Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1
Note Purchase Agreement dated December 29, 2017, among OptiNose AS and OptiNose US, Inc., as the Issuers, OptiNose, Inc., as Parent and a Guarantor, and Athyrium Opportunities III Acquisition LP, as Collateral Agent and a Purchaser

99.1	Press release, dated January 2, 2018, issued by OptiNose, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OptiNose, Inc.
By: /s/ Keith A. Goldan
Keith A. Goldan
Chief Financial Officer
Date: January 2, 2018

EXHIBIT INDEX

Exhibit No.	Description
10.1
Note Purchase Agreement dated December 29, 2017, among OptiNose AS and OptiNose US, Inc., as the Issuers, OptiNose, Inc., as Parent and a Guarantor, and Athyrium Opportunities III Acquisition LP, as Collateral Agent and a Purchaser

99.1	Press release, dated January 2, 2018, issued by OptiNose, Inc.